OUTBOUND Hello, I am trying to reach < Participant Full Name >. Am I speaking to them? CALL FLOW If yes, confirm SH identity Who’s Calling? (prior to confirming SH) My name is < First name, Last name > and I’m calling on a My name is < First Name, Last name > and I am calling on a recorded line regarding recorded line regarding the upcoming participants meeting your investment in < Specific Account Name >. for< College Retirement Equities Fund (CREF)>. < Use Alternate Scripting if appropriate > Materials were sent to you (via email, if applicable) regarding the upcoming Is < Participant Full Name > available? participant meeting and at this time we have not received your vote. The Board is recommending a vote For the proposal. Would you like to vote along with the If a third party recommendations of the Board on all the College Retirement Equities Fund If yes needs more info (CREF) Accounts that you are listed on? We are just following up on some If yes / If vote direction is given If No / Participant Declines to Vote materials that were mailed to them. Is < Participant Full Name > available? What am I voting on? < Use Appropriate Rebuttal followed by> Would you like to vote along with the recommendations of the Board on all the College Retirement Equities Fund (CREF) Accounts that you If no are listed on? Vote direction is given Participant Declines to Vote after rebuttals Is there a better time to reach them? Thank you. I am recording a < For / Against / Abstain > vote on your College Retirement Equities Fund (CREF) investment(s) and will send a printed confirmation <for each> to < Registration Street address >. < If appropriate > For confirmation purposes, please state your full name, street address and zip code as We can be reached at (866) 510-4762 and are available they are listed on the registration. weekdays between 9am and 11pm EST and between noon and 6pm EST on Saturday. Thank you for your time. Have a great < day / evening >. Thank you for your time and your vote. Have a great < day / evening >. If Households for additional Participants : If yes Thank you. I see that < Other Participant Name > also holds If no this investment. May I speak to them?

CTA INBOUND CALL FLOW Thank you for calling, my name is < first name, last name >. Note: the record will automatically come up for the agent if we have the phone number in our database. o If record does not pop, “May I have the reference number from the letter you received? It’s a seven-digit code with letters and numbers starting with zero.” o When the agent has found the record, they move to the next section: May I have your name? Is the mailing address still < Registration Street Address >? Is the phone number you called from the best number to reach you at in the future? This is regarding the investment in the <Specific Account Name>. Business Records and Third Parties: Are you authorized to vote on behalf of < Business Name/Participant Name >? What is your name and < position with the company / relationship to the participant>? We were trying to contact you because your vote is needed for the upcoming shareholder meeting. The board is recommending a vote FOR. Would you like to vote along with the recommendations of the board on all the College Retirement Equities Fund (CREF) Accounts that you are listed on? NO YES Shareholder Use Appropriate Rebuttal I am recording your < For / Against / Abstain > vote on your College Retirement Agrees to Vote Would you like to vote along with the Equities Fund (CREF) investments and will send you a printed confirmation for recommendations of the board on all the College each to (address). Retirement Equities Fund (CREF) Accounts that you are listed on? For confirmation purposes, please state your full name, street address and NO zip code as they are listed on the registration. Thank you for your time. Have a good day/evening! Call Closing: Thank you for If Households for additional SHs: your time and your vote. Thank you. I see that < Other Participant Name > also Have a good day/evening! holds this investment. May I speak to them? <if the phone is passed to a second holder, move to OUTBOUND CALL FLOW>

Non CTA INBOUND Thank you for calling, my name is < first name, last name >. Note: the record will automatically come up for the agent if we have the phone number in our database. o If record does not pop, “May I have your name and your zip code?” o Agents then follow search procedures to locate the investment. When they have found the record, they move to the next section: May I have your name? Is the mailing address still < Registration Street Address >? Is the phone number you called from the best number to reach you at in the future? This is regarding the investment in <College Retirement Equities Fund (CREF)>. Business Records and Third Parties: Are you authorized to vote on behalf of < Business Name/Participant Name >? What is your name and < position with the company / relationship to the participant >? We were trying to contact you because your vote is needed for the upcoming participant meeting. The board is recommending a vote FOR. Would you like to vote along with the recommendations of the board on all the College Retirement Equities Fund (CREF) Accounts that you are listed on? YES NO I am recording your < For / Against / Abstain > vote on your College Retirement Shareholder Equities Fund (CREF)investments and will send you a printed confirmation Agrees to Vote Use Appropriate Rebuttal for each to (address). Would you like to vote along with the recommendations of the board on all the College Retirement Equities Fund (CREF) Accounts that you For confirmation purposes, please state your full name, street address and are listed on? zip code as they are listed on the registration. NO Thank you for your time. Have a good day/evening! Call Closing: Thank you for your time and your vote. If Households for additional Participants: Have a good day/evening! Thank you. I see that < Other Participant Name > also holds this investment. May I speak to them? <if the phone is passed to a second holder, move to OUTBOUND CALL FLOW>